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October 25, 1996                                                Exhibit 1



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

                           Corrpro Companies, Inc.
                           -----------------------

We have read Item 4 of Corrpro Companies, Inc. Form 8-K dated October 25, 1996, and are in agreement with the statements contained therein.

Yours very truly,



PRICE WATERHOUSE LLP